Exhibit 5.1

December 7, 2016	92334.00023

Inseego Corp.

9645 Scranton Road, Suite 205

San Diego, California 92121

Ladies and Gentlemen:

We have acted as counsel to Inseego Corp., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) to effect registration under the Securities Act of 1933, as amended (the “Securities Act”), of 3,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), issuable pursuant to awards granted by the Company pursuant to the Company’s Amended and Restated 2009 Omnibus Incentive Compensation Plan (the “2009 Plan”).

The Company is the successor to Novatel Wireless, Inc., a Delaware corporation (“Novatel Wireless”), as a result of an internal reorganization of Novatel Wireless that occurred on November 8, 2016 (the “Reorganization”). To effect the Reorganization, Novatel Wireless formed the Company and in turn caused the Company to form Vanilla Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (“Merger Sub”). The Reorganization was implemented pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”), by the merger of Merger Sub with and into Novatel Wireless (the “Merger”) pursuant to the terms of that certain Agreement and Plan of Merger, dated November 7, 2016, by and among the Company, Novatel Wireless and Merger Sub.

Novatel Wireless survived the Merger as a direct, wholly-owned subsidiary of the Company and each outstanding share of capital stock of Novatel Wireless was converted in the Merger into a share of capital stock of the Company having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions thereof, as the share of Novatel Wireless’s capital stock being converted.

Immediately following the Merger, the Company assumed all of Novatel Wireless’s rights and obligations under all of Novatel Wireless’s employee benefit plans, agreements and arrangements, equity incentive plans and sub-plans and related agreements, including all obligations with respect to the shares of capital stock issuable or to be issued pursuant to the 2009 Plan. The Registration Statement relates to the offer and sale by the Company of certain of the shares of Common Stock remaining to be issued under the 2009 Plan.

As such counsel and for purposes of our opinion set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation:

(i)	the Registration Statement;

December 7, 2016

(ii)	organizational documents of Novatel Wireless and the Company;

(iii)	records of proceedings of the board of directors and stockholders of Novatel Wireless and the board of directors and stockholders of the Company, including an action by unanimous written consent of the board of directors of Novatel Wireless, dated April 21, 2016, evidencing the approval by the board of directors of Novatel Wireless of an amendment to the 2009 Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 3,000,000 shares and, contingent upon receipt of the requisite stockholder approval, reserving such shares for issuance under the 2009 Plan;

(iv)	the Current Report on Form 8-K filed by Novatel Wireless with the Commission on June 20, 2016 disclosing the final voting results of the annual meeting of the stockholders of Novatel Wireless held on June 16, 2016, evidencing the approval by the stockholders of an amendment to the 2009 Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 3,000,000 shares;

(v)	the 2009 Plan, including the forms of award agreements related thereto; and

(vi)	a certificate, dated December 7, 2016, from the Secretary of State of the State of Delaware as to the existence and good standing of the Company under the laws of the State of Delaware.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion set forth herein, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of Novatel Wireless and the Company, respectively, and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (viii) that each of the officers and directors of Novatel Wireless and the Company, respectively, has properly exercised his or her fiduciary duties. As to all questions of fact material to the opinion set forth herein and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon representations and certificates or comparable documents of officers and representatives of Novatel Wireless and the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares are duly authorized and, when issued and

December 7, 2016

sold as described in the Registration Statement and in accordance with the terms of the 2009 Plan and the award agreement thereunder (including the receipt by the Company of the full consideration therefor or prices not less than the par value of the Shares), will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than, as in effect on the date of this opinion letter, the DGCL.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely to you in connection with the issuance and delivery of the Shares and may be relied upon by you solely for such purpose. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis, legal conclusion or other matters in this opinion letter.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP